Exhibit 10.5

AMENDMENT TO OPERATING AGREEMENT

THIS AMENDMENT TO OPERATING AGREEMENT (the “Amendment”), dated as of August 3, 2011, is made and entered into by and among MINERAL RIDGE GOLD, LLC, a Nevada limited liability company (the “Company”), GOLDEN PHOENIX MINERALS, INC., a Nevada corporation and a member of the Company (“GPXM”) and SCORPIO GOLD (US) CORPORATION, a Nevada corporation and a member and manager of the Company (“Scorpio US”).

Recitals

A.           GPXM and Scorpio US are the sole owners of the Company.  GPXM and Scorpio US are parties to that certain Operating Agreement for Mineral Ridge Gold, LLC dated as of March 10, 2010 (as amended, modified, supplemented or restated, the “Operating Agreement”), which governs the management, operation and administration of the Company.

B.           GPXM, Scorpio US and the Company desire hereby to amend the Operating Agreement as set forth herein and to ratify and confirm the Operating Agreement (as so amended).

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings given thereto in the Operating Agreement.

2.           Agreements and Amendments to the Operating Agreement.

a.           The Operating Agreement is hereby amended to the extent necessary to give effect to the provisions of this Amendment and to incorporate the provisions of this Amendment into the Operating Agreement.  The Operating Agreement, together with this Amendment, shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document.

b.           The Operating Agreement is hereby amended by deleting Section 4.2(b)(i) therefrom and substituting the following therefor:

In the event that Scorpio US elects, at its sole and absolute discretion, to fund one hundred percent (100%) of the capital expenditures required to place the Properties into Commercial Production, as and when required, and subsequently brings the Properties into Commercial Production within 30 months from the Closing Date (as defined below), the Members’ respective Ownership Interests shall automatically adjust such that Scorpio US’s Ownership Interest shall increase to eighty percent (80%) and GPXM’s Ownership Interest shall decrease to twenty percent (20%).

c.           The Operating Agreement is hereby amended by deleting the definition of “Commercial Production” from Exhibit D to the Operating Agreement and substituting the following therefor:

“Commercial Production” means the production or processing of a minimum of at least 3,500 ounces per month of gold Products from Mining Operations at or on the Properties for a period of at least four (4) consecutive calendar months, as such rate of production or processing is determined by the Management Committee in accordance with good mining industry practices.

d.           GPXM, Scorpio US and the Company agree that the amended definition of Commercial Production shall be used and applied in all instances in the Operating Agreement.  GPXM and Scorpio US, as the sole members of the Company, together with the Company, further agree that the Operating Agreement, as amended hereby, is ratified, confirmed, continued and shall remain effective in accordance with its terms.

3.           Miscellaneous Provisions.

a.           The Operating Agreement as amended by this Amendment is hereby ratified, approved, confirmed and continued in each and every respect, and the parties hereto agree that the Operating Agreement remains in full force and effect in accordance with its terms.  All references to the Operating Agreement in any other document or instrument shall hereafter be deemed to refer to the Operating Agreement as amended hereby.

b.           This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

c.           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

d.           This Amendment shall be binding upon and inure to the benefit of the Company, GPXM and Scorpio US, and their respective successors and assigns permitted by the Operating Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

The Company:

MINERAL RIDGE GOLD, LLC

By:
Name:
Title:

GPXM:

GOLDEN PHOENIX MINERALS, INC.

By:
Name:_______________________________
Title:________________________________

SCORPIO US:

SCORPIO GOLD (US) CORPORATION

By:
Name:_______________________________
Title:________________________________